UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2013

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

811 Main Street, Suite 2100, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Deed of Grant

On May 21, 2013, Endeavour Energy UK Limited (“EEUK”), a wholly-owned subsidiary of Endeavour International Corporation (the “Company”), entered into a Supplemental Deed of Amendment and Restatement (the “Supplemental Deed”) with Cidoval S.à r.l. (“Cidoval”), which is supplemental to and amends (a) the sale and purchase agreement dated March 5, 2013 between EEUK and END PP Holdings LLC, as subsequently novated in favour of Cidoval pursuant to a deed of novation and amendment dated March 28, 2013 and (b) the deed of grant of a production payment dated April 30, 2013 between EEUK and Cidoval (the “Deed of Grant”).

Pursuant to the Deed of Grant, EEUK granted a production payment from the proceeds of sale from a proportion of EEUK’s entitlement to production from its interests in the Alba and Bacchus fields located in the UK sector of the North Sea (the “Grant”). The Grant will cease and determine upon the earlier of the repayment from EEUK to Cidoval of a termination amount (the “Termination Amount”) plus any deficiency amounts owing from EEUK to Cidoval or production from the Alba and Bacchus fields permanently ceasing. The Termination Amount was increased by $20,192,037.03 pursuant to the Supplemental Deed, to a total of $145,767,962.96. The UK Secretary of State for Energy and Climate Change granted its approval to the Supplemental Deed and the increase in the Termination Amount on May 16, 2013.

EEUK’s obligations under the Deed of Grant, as amended by the Supplemental Deed, are secured by first priority liens over EEUK’s interests in the licenses and joint operating agreements relating to the Alba and Bacchus fields and the accounts into which proceeds from the sale of production from such fields are paid. EEUK’s obligations under the Deed of Grant, as amended, are also secured by second priority liens over certain other licenses, joint operating agreements and assets of the Company and its subsidiaries. Such second priority liens are subordinated to the security granted to Cyan Partners, LP on April 12, 2012 pursuant to an intercreditor agreement.

Warrant Agreements

In connection with the entrance into the Supplemental Deed, on May 21, 2013, the Company entered into a Warrant Agreement for the Purchase Common Stock (the “Warrant Agreement”) with Macquarie Bank Limited (the “Investor”). Pursuant to the Warrant Agreement, the Company issued the Investor warrants (the “Warrants”) to purchase a total of 560,000 shares of the Company’s common stock at an exercise price of $3.685 per share (the “Exercise Price”). The Warrants expire on May 21, 2018 (the “Expiration Date”) and are subject to customary anti-dilution provisions. The Company has also agreed to provide the Investors with customary resale registration rights as soon as reasonably practicable.

The Warrant Agreement includes a cashless exercise provision entitling the Investors to surrender a portion of the underlying common stock that has a value equal to the aggregate exercise price in lieu of paying cash upon exercise of a Warrant.

The above-referenced issuances were not registered under the Securities Act of 1933, as amended and qualified for exemption under Section 4(2), because the issuance of securities by the Company did not involve a public offering.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 regarding the Warrant Agreement above is incorporated by reference into this Item 3.02.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

May 28, 2013	By:	/s/ Stanley W. Farmer

Name: Stanley W. Farmer
Title: Vice President and Chief Accounting Officer